EMCEE BROADCAST PRODUCTS, INC.

                           P.O. Box 68
               White Haven, Pennsylvania 18661-0068

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                    Date:  September 10, 2001
                    Time:  11:00 A.M., E.D.S.T.
                    Place: The Woodlands Inn and Resort
                           1073 Highway 315
                           Wilkes-Barre, Pennsylvania 18702

MATTERS TO BE VOTED ON:

     1. Election of a Board of Directors;

     2. Ratification of the appointment of Kronick Kalada Berdy & Co. as the independent accountants which will audit the Company's financial statements for fiscal year 2002; and

     3. Any other business properly brought before the stockholders at the Annual Meeting, or any adjournment of the Annual Meeting.

     Only stockholders of record at the close of business on July 16, 2001 are entitled to notice of, and to vote at, the Annual Meeting.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              Martin D. Cohn,
                              Secretary
White Haven, Pennsylvania
July 30, 2001


                      YOUR VOTE IS IMPORTANT
     The Board of Directors considers your vote to be important, no matter how many shares of stock you hold. Please vote your shares of stock by completing the enclosed proxy card and returning it in the enclosed envelope. Giving your proxy does not affect your right to vote in person if you attend the Annual Meeting.

                        PROXY STATEMENT
     This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of EMCEE Broadcast Products, Inc. (the "COMPANY"). The proxies will be used at the Annual Meeting of Stockholders of the Company to be held on September 10, 2001, or any adjournment of that meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement describe the purposes for which the proxies will be used. This Proxy Statement and the enclosed proxy card will be first mailed to stockholders on August 6, 2001.

     Proxy cards in the accompanying form, which are appropriately completed and timely returned, will be voted at the Annual Meeting. Where a choice is provided in the proxy, it will be voted in accordance with the choice the stockholder has made. Any stockholder who gives a proxy has the power to revoke it by giving written notice to the Company's Secretary at any time before it is exercised. A later dated proxy will revoke an earlier proxy. Stockholders who attend the Annual Meeting may vote in person even though they may have submitted a proxy. In that case the proxy will be deemed to have been revoked.

     The Company will pay all expenses related to this solicitation of proxies. In addition to solicitations by mail, officers, directors and employees of the Company may, without additional compensation, solicit proxies on behalf of the Company, either in person or by telephone. The Company will also reimburse its transfer agent, American Stock Transfer & Trust Company, for its reasonable out-of-pocket expenses incurred in forwarding proxy materials to stockholders.

     The Company has only one class of capital stock, which is common stock ("COMPANY STOCK"). Only stockholders of record at the close of business on July 16, 2001, are entitled to notice of, and to vote at, the Annual Meeting. On that date there were 5,206,361 shares of Company Stock issued and outstanding. Stockholders are entitled to one vote for each share of Company Stock held on all matters to be voted on at the Annual Meeting, including the election of directors.

     The Annual Report to Stockholders for fiscal year ended March 31, 2001 is being mailed with this Proxy Statement to all stockholders of record as of the close of business on July 16, 2001. The Board urges every stockholder to carefully read the Annual Report to Stockholders and this Proxy Statement.

                  BENEFICIAL OWNERSHIP OF STOCK
Management
     The following table provides information, as of July 16, 2001, on the beneficial ownership of Company Stock held by all directors and the President/CEO (by naming them), and by all directors and executive officers as a group (without naming them), as reported by each such person.


                              AMOUNT AND NATURE
NAME OF                       OF BENEFICIAL                 PERCENTAGE
BENEFICIAL OWNER              OWNERSHIP                     OF CLASS

 James L. DeStefano              48,976(1)(2)               less than 1%

 Robert D. Hostetler              4,349                     less than 1%

 Timothy P. Hulick, Ph.D          2,000                     less than 1%

 Michael J. Leib                 19,601(3)                  less than 1%

 Randall P. Marx                   -0-                         -0-

 Richard J. Nardone              11,800                     less than 1%

 Evagelia R. Rogiokos           132,535(4)                    2.55%

 All directors and executive
 officers as a group            257,132(1)                    4.94%

 (1) Includes shares which may be acquired within 60 days upon the exercise of outstanding stock options granted under the Company's 1996 Stock Option
 Plan: Mr. DeStefano, 20,000 shares; Mr. Leib, 9,800 shares; Mr. Nardone, 9,800 shares; Mrs. Rogiokos, 9,800 shares; and all directors and executive officers as a group, 69,400 shares.

 (2) Includes shares registered jointly with spouse.

 (3) Includes 6,349 shares registered in spouse's name.

  (4) Includes 510 shares held in 6 custodial accounts, although Mrs. Rogiokos disclaims beneficial ownership of these shares, and 39,715 shares held in the name of the Estate of Mrs. Rogiokos' late husband, Rigas Rogiokos, over which she has voting and investment power.

Other Beneficial Owners
      The following table provides information, as of July 16,2001, on beneficial ownership of more than five percent of Company Stock held by persons who are not directors or executive officers:

                                        AMOUNT AND NATURE
NAME AND ADDRESS OF                     OF BENEFICIAL           PERCENTAGE
BENEFICIAL OWNER                        OWNERSHIP               OF CLASS

 Quaker Capital Management Corporation   598,700                 11.5%
 The Arrott Building
 401 Wood Street, Suite 1300
 Pittsburgh, PA 15222-1824 (1)

 Dimension Fund Advisors, Inc.           233,300                  4.48%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401 (2)

 CopperGlass Optical Solutions, Inc.     600,000                 11.52%
 1400 Winsted Drive
 Fallston, MD 21047 (3)

      (1) Information obtained from a Schedule 13G filed with the Securities and Exchange Commission ("SEC") on July 10, 2001. According to the Schedule 13G,Quaker Capital Management Corporation has sole voting and dispositive power over these shares. Two hundred thousand of these shares were acquired from the Company under a Stock Option Agreement entered into with the Company, dated June 13, 2001.

      (2) Information obtained from a Schedule 13G filed with the SEC on February 2, 2001. According to the Schedule 13G, Dimension Fund Advisors, Inc. has sole voting and dispositive power over these shares.

      (3) Shares acquired from the Company under a Stock Option Agreement entered into with the Company, dated June 13, 2001.

                       ELECTION OF DIRECTORS
Nominees
      The following information concerns nominees to the Board of Directors. Unless the authority to vote is withheld, the proxies solicited by this Proxy Statement will be voted for the election of the six nominees named in the table below. Those elected will serve until the next Annual Meeting of Stockholders and until their successors are elected and qualify.

                                   POSITIONS/OFFICES WITH COMPANY;
                                   BUSINESS EXPERIENCE; OTHER
NOMINEE            DIRECTOR SINCE       DIRECTORSHIPS; AND AGE

James L. DeStefano      1992       President/CEO of the Company since prior to
                                   1996; Age 56.

Robert D. Hostetler     2000       Vice-President of Mergers and
                                   Acquisitions for American
                                   Telelecasting, Inc. from 1993 to 1996;
                                   Director of American Telecasting, Inc.
                                   from 1994 to 1999; and President/CEO of
                                   American Telecasting, Inc. from 1996 to
                                   1999; Age 59.
Timothy P. Hulick,
    Ph.D.               2001       Vice-President of Acrodyne Industries,
                                   Inc. from 1985 to 1999; Electronics design consultant since 1999; Age, 59

Randall P. Marx         2001       Chairman and Chief Executive Officer of
                                   ARC Wireless Solutions, Inc. (formerly
                                   Antennas America, Inc.)since prior to
                                   1996; Director of CopperGlass Optical
                                   Solutions, Inc.; Age 49.

Michael J. Leib         1995       Chief Executive Officer of Weatherly
                                   Casting and Machine Company (foundry and manufacturer of products to the power generation, material handling and industrial pump industries)since prior to
                                   1996; Director of Northeast Pennsylvania
                                   Financial Corporation and First Federal
                                   Bank;  Age 52.

Richard J. Nardone      1995       President of Nardone Consulting
                                   (strategic planning, organizational and
                                   human resources consulting firm)since
                                   prior to 1996; Director of Plastic
                                   Companies Enterprises and Systems
                                   Solutions, Inc.; Age 49.

           All of the nominees to be elected at the Annual Meeting are currently directors of the Company. Except Dr. Hulick and Mr. Marx, all of the nominees were elected by vote of the stockholders. Dr. Hulick was elected director by the Board of Directors on March 5, 2001. Mr. Marx was elected director by the Board of Directors on June 18, 2001. Evagelia R. Rogiokos
(age 60), who has been a director since 1992 and a private investor since prior to 1996, is also currently a director, but has not been nominated for re-election to the Board.

           Mr. Marx's recent election to the Board of Directors and his nomination for election to the Board by the stockholders arise out of the provisions of the Stock Option Agreement between the Company and CopperGlass Optical Solutions, Inc. mentioned above. Under the Stock Option Agreement, CopperGlass has the right to appoint one member to the Company's Board of Directors for a period of two years from June 13, 2001. Mr. Marx is the current CopperGlass Optical Solutions, Inc. appointee. Mr. Marx currently holds less than one percent of the common equity of CopperGlass Optical Solutions, Inc. and is a director of that company.

           The Company's by-laws provide for a minimum of three and a maximum of ten directors. Proxies cannot be voted for a greater number of persons than those nominated. The Company expects each nominee for election as a director to be able and willing to serve if elected. If any nominee would become unable or unwilling to serve as a director, the persons named in the proxy will vote for the substitute nominee, if any, which the Board of Directors designates.

Vote Required
           Only affirmative votes are counted in the election of directors. The six nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for the election of directors by the holders of Company Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present, will be elected as directors.

      The Board of Directors recommends that you vote "FOR" the six nominees.

Board Meetings; Compensation of Directors

           During fiscal year 2001, the Board of Directors met seven times (four regular meetings and three special meetings). Each director attended all of the meetings held during the period for which he/she served as a director, as well as all of the meetings held by each standing committee on which he/she served during the periods which he/she served.

           During fiscal year 2001, members of the Board of Directors, with the exception of the President/CEO, were entitled to $2,500 for each regular Board meeting attended in person and $250 for each special Board meeting attended via telephonic conference. However, for two regular Board Meetings and two special Board Meetings, each director had the option of accepting shares of restricted Company Stock equal in value to the cash compensation he/she was otherwise entitled to receive for those meetings, in lieu of the cash compensation. Messrs. Hostetler and Leib opted to take the restricted Company Stock for all of those meetings, and Mrs. Rogiokos elected to take the restricted Company Stock for one regular meeting and two special meetings. The NASDAQ National Market close price of the Company Stock on the day of each such meeting was used to determine the number of shares these directors would receive for those meetings.

           The Company also pays all travel, accommodation and related expenses which are incurred by Board members in attending Board meetings. There is no additional compensation paid to Board members when they sit as members of a standing committee.

           Members of the Board of Directors are also eligible to participate in and receive stock options under the Company's 1996 Stock Option Plan. Stock options under the Plan are also available to officers and certain other employees of the Company, and are granted under the provisions of the Plan in the discretion of the Board of Directors or a committee of the Board.

Board Committees
           The Board of Directors has standing audit, compensation and nominating committees. Each committee meets at least once a year. During fiscal year 2001, the Nominating Committee and Compensation Committee met once, and the Audit Committee met three times.

           Richard J. Nardone (Chairman), Michael J. Leib, Evagelia Rogiokos and Robert D. Hostetler are the members of the Audit Committee. All of the Audit Committee members, with the exception of Mr. Hostetler, are independent (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards, as applicable and as may be modified or supplemented). The Audit Committee's function includes, but is not limited to, reviewing the scope of the audit program to assure that audit coverage and controls are satisfactory, and reviewing the Company's financial statements with representatives of the independent auditors. The Board of Directors has adopted a written Charter for the Audit Committee. A copy of the Charter is set forth in the Appendix of this Proxy Statement.

            All of the directors (Mr. Leib: Chairman) are members of the Compensation Committee, except that the President/CEO may not serve or vote on matters regarding his compensation as an officer of the Company. The Compensation Committee determines the compensation for all officers.

           Mr. Hostetler (Chairman), Mr. Leib, Mrs. Rogiokos and Mr. Nardone are members of the Nominating Committee. The Nominating Committee is responsible for nominating persons to serve on the Board of Directors of the Company and considers nominees for Board membership recommended by stockholders if made in the manner and within the period of time required below for the submission of stockholder proposals. The Nominating Committee is empowered to determine the type of supporting information and data required to be submitted with any nomination.

                IDENTIFICATION OF EXECUTIVE OFFICERS

            As of July 16, 2001, the following individuals served as executive officers of the Company. All such officers, subject to the provisions of the by-laws of the Company, serve one year terms of office and are elected by the Board of Directors at a meeting held immediately following the Annual Meeting of Stockholders.

                              POSITIONS/OFFICES WITH
NAME                          COMPANY; BUSINESS EXPERIENCE; AND AGE

Martin D. Cohn                Secretary of the Company and attorney at law
                              since prior to 1996; Director and Secretary of Vibra-Tech Engineers, Inc.; Age 75.

James L. DeStefano            See nominee table above.

Robert G. Nash                Vice President/Director of Engineering of the
                              Company since prior to 1996; Age 54.

John Saul                     Vice President/Director of Systems Engineering
                              of the Company since prior to 1996; Age 59.

Kerry Turner, CPA             Controller of the Company since November, 2000;
                              Controller/CFO of the Company since June, 2001;
                              Chief Compliance Officer of Wyoming Valley
                              Health Care System, Inc. from 1994 to 2000; Age
                              39.

Compensation of Executive Officers

           The following table sets forth information concerning the compensation paid for services rendered in all capacities to the Company for the last three fiscal years to the person holding the position of President/CEO of the Company as of the end of fiscal year 2001. Information is not required as to the compensation of the Company's next four highest paid executive officers because the total salary and bonus earned by each such executive officer during fiscal year 2001 did not exceed $100,000.

                          SUMMARY COMPENSATION TABLE
               Annual Compensation         Long Term Compensation
                                 Other         Awards      Payouts
Name and                         annual   Restrict-                  All other
Principal Fiscal                 compen-  ed stock Options  LTIP     compen-
Position  Year Salary($) Bonus($)sation($)awards($) (#)   Payouts($) sation($)

James L.
DeStefano, 2001  $151,290 $10,000  -        -        -      -    $ 8,982(1)
President/ 2000  $152,855    -     -        -        -      -    $12,411(1)(2)
CEO        1999  $147,102 $ 7,000  -        -        -      -    $11,600(1)(2)

           (1) Represents amounts paid by the Company for hospitalization and dental coverage ($4,564 in fy 1999; $5,179 in fy 2000; and $7,013 in fy 2001),
life insurance premiums ($618 in fy 1999; $666 in fy 2000; and $666 in fy
2001), long-term disability premium ($202 in fy 1999; $350 in fy 2000; and $350 in fy 2001), lease value of Company vehicle utilized ($6,216 in fy's 1999 and 2000), and fringe benefit compensation value of Company vehicle utilized ($953 in fy 2001).

           (2) In fiscal years 1999 and 2000, Mr. DeStefano's compensation with respect to his utilization of the Company vehicle, as reflected in the Summary Compensation Table, was overstated by $5,263, as a result of including in his compensation the full lease value of the Company vehicle, as opposed to the fringe benefit compensation value to him as reported to the Internal Revenue Service.


Stock Options
            There were no stock options granted in fiscal year 2001 to the person named in the Summary Compensation Table above. Therefore, the Option Grants table has been omitted.

Option Exercises and Values
           The following table sets forth, as to the person named in the Summary Compensation Table above, information with respect to shares acquired through the exercise of stock options and the number of shares (and their values) covered by unexercised stock options held at the end of fiscal year 2001. There are no SARs available with these stock options.


            AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001
                   AND FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF     VALUE OF
                                                   UNEXERCISED   IN-THE-MONEY
                                                   OPTIONS       OPTIONS
                                                   AT FY         AT FY
                     SHARES
                     ACQUIRED ON    VALUE        EXERCISABLE/    EXERCISABLE/
NAME                 EXERCISE(#)    REALIZED($)  UNEXERCISABLE   UNEXERCISABLE

James L. DeStefano,                                 20,000/         $18,760/
President/CEO         -0-           -0-             - 0 -           $- 0 -(1)

      (1) Based on the NASDAQ Stock Market closing bid price on March 30,
2001.

Pension Plans, Long Term Incentive Plans and Option/SAR Repricing

           The Company does not have a pension or other defined benefit or actuarial retirement plan for its directors, officers or employees, nor does it have in place any long-term incentive plans. In addition, no action was taken in fiscal year 2001 to lower the exercise price of an option or SAR.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

           The Company has entered into a Change in Control Agreement with Mr. DeStefano, the person who is named in the Summary Compensation Table above. The Agreement is for a term of 5 years from December 28, 2000. Generally, change in control benefits accrue to Mr. DeStefano under the Agreement if (1) his employment with the Company is terminated, or (2) he experiences a decrease in his compensation of 3% or more, or (3) he is required to relocate his place of employment outside of a 50 mile radius of White Haven, Pennsylvania, at any time within a 24-month period following a "change in control" of the Company. Subject to certain limitations and restrictions set forth in the Agreement, the maximum change in control benefit Mr. DeStefano would be entitled to receive would be two times his average aggregate compensation for the two years immediately preceding the accrual of the change in control benefit. "Average aggregate compensation" includes all monetary compensation plus the monetary value of any perquisite or fringe benefit (excluding stock options and restricted stock awards) not available to all other full time Company employees on substantially the same terms and conditions. The Agreement also restricts Mr. DeStefano's right to compete against the Company and his disclosure of confidential or proprietary Company information.

              RATIFICATION OF APPOINTMENT OF AUDITORS
            The Board of Directors has appointed Kronick, Kalada, Berdy & Co. as the independent accountants to audit the financial statements of the Company for fiscal year 2002.

            A representative of Kronick, Kalada, Berdy & Co. is expected to be present at the Annual Meeting and will be accorded the opportunity to address the stockholders if desired. That representative will also be available to respond to appropriate questions from stockholders.

           Kronick, Kalada, Berdy & Co. audited the Company's financial statements for fiscal year 2001.

Vote Required
            Under Delaware law, the affirmative vote of the holders of a majority of the shares of Company Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present, is necessary for the ratification of the appointment of Kronick, Kalada, Berdy & Co. An abstention from voting on a matter by a stockholder present in person or represented by proxy and entitled to vote, or a broker non-vote, has the same legal effect as a vote "Against" the matter.

           The Board of Directors recommends that you vote "FOR" the ratification of the appointment of Kronick, Kalada, Berdy & Co. Unless otherwise directed therein, the proxies solicited by this Proxy Statement will be voted for the ratification of the appointment of Kronick, Kalada, Berdy & Co. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection of independent auditors.

                     REPORT OF AUDIT COMMITTEE

To the Board of Directors of EMCEE Broadcast Products, Inc.:
           We have reviewed and discussed with management the Company's audited financial statements for fiscal year ended March 31, 2001.

           We have discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented.

            We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and have discussed with the independent auditors the independent auditors' independence.

           Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for fiscal year ended March 31, 2001.

                               Audit Committee
                               Richard J. Nardone (Chairman)
                               Michael J. Leib
                               Evagelia Rogiokos
                               Robert D. Hostetler

              FISCAL YEAR 2001 AUDIT FIRM FEE SUMMARY

           During fiscal year 2001, the Company retained Kronick, Kalada, Berdy & Company to provide services in the following categories and amounts:

      Audit Fees                             $40,070

      Financial Information Systems
       Design and Implementation Fees        $  -0-

      All Other Fees                         $15,325

           The Audit Committee has considered whether the provision of non-audit services by the Company's independent auditors, Kronick, Kalada, Berdy & Company, is compatible with maintaining auditor independence.

           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           Martin D. Cohn, who is the Secretary of the Company, is a Vice President and stockholder of the law firm of Laputka, Bayless, Ecker & Cohn, P.C. In fiscal year 2000 and 2001, the Company paid Laputka, Bayless, Ecker & Cohn, P.C., respectively, $80,049 and $105,366 for legal services rendered to the Company.

           Timothy P. Hulick, Ph.D, who is a director, earned $76,851 from the Company during fiscal year 2001 for performing electronic design consulting services.

       SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities Exchange Act of 1934 requires that directors and certain officers of the Company, and persons who own more than ten percent of Company Stock, file reports of ownership and changes in ownership with the SEC as to shares of Company Stock beneficially owned by them. Based solely on its review of copies of such reports received by it, the Company believes that during fiscal year ended March 31, 2001, all such filing requirements were complied with in a timely fashion.

                     2002 STOCKHOLDER PROPOSALS

           A stockholder proposal to be presented at the 2002 Annual Meeting of Stockholders will be considered as being timely made only if the proponent provides the Company with notice thereof on or before June 14, 2002. If such notice is given within such time, the persons named in the proxy may not have discretionary voting power as to such proposal. To be eligible for inclusion in the Company's Proxy Statement for the 2002 Annual Meeting of Stockholders, stockholder proposals must be submitted in writing and received by the Administrative Assistant to the President/CEO at EMCEE Broadcast Products, Inc., P.O. Box 68, White Haven, PA 18661-0068, no later than April 9, 2002.

                           OTHER BUSINESS

           The Board of Directors knows of no other matters which will be brought before the Annual Meeting of Stockholders. If, however, any other matter shall properly come before the Annual Meeting, or any adjournment of the meeting, the persons named in the proxy will vote on the matter in accordance with their discretion and best judgment.

                               BY ORDER OF THE BOARD OF DIRECTORS



                               Martin D. Cohn, Secretary


           THE COMPANY FILES A FORM 10-KSB REPORT ANNUALLY WITH THE SEC. THE FORM 10-KSB REPORT FOR FISCAL YEAR 2001 IS AVAILABLE WITHOUT CHARGE BY WRITING TO THE COMPANY AT P.O. BOX 68, WHITE HAVEN, PENNSYLVANIA 18661-0068,
ATTENTION: MS. KAY KRULL.

                              APPENDIX


                EMCEE BROADCAST PRODUCTS, INC.

   CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


I. Audit Committee Purpose:

      The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     1. Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     2. Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     3. Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee may retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

     Audit Committee members shall meet the requirements of the NASD Exchange. The Audit Committee shall be comprised of at least three (3) directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least twice annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee shall meet privately in executive session at least annually with management, the Chief Financial Officer, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, will communicate with management and the independent auditors semi-annually to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. Audit Committee Responsibilities and Duties

                          Review Procedures

     1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Review, at minimum, shall include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

     3. In consultation with the management, the independent auditors, and the CFO, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the CFO together with management's responses.

                        Independent Auditors

     1. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     2. Approve the fees and other significant compensation to be paid to the independent auditors.

     3. On an annual basis, the independent auditors shall provide the audit committee a formal written statement outlining all significant relationships they have with the Company that could impair the auditors' independence

     4. Review the independent auditors audit plan discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

     5. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     6. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

              Internal Accounting and Legal Compliance

     1. Review the budget plan, changes in plan, activities, organizational structure, and qualifications of the internal accounting department, as needed.

     2. Review the appointment, performance, and replacement of the senior accounting executive.

     3. Review significant reports prepared by the internal accounting department together with management's response and follow-up to these reports.


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     4.     On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

               Other Audit Committee Responsibilities

     1. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     2. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     3. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                 Other Optional Charter Disclosures

     1. Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

     2. Periodically perform self-assessment of audit committee performance.

     3. Review financial and accounting personnel succession planning within the company.

     4.     Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

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            Audit Committee Meeting Annual Agenda

                                                            Scheduled Meetings
Charter Steps                                               Feb  June Aug  Nov

I. Audit Committee Purpose
Conduct special investigations                              Y    Y    Y    Y

II. Audit Committee Composition and Meetings
Access independence and financial literacy of
audit committee                                                  X
Establish number of meetings                                     X
Establish meeting agenda                                    X    X    X    X
Enhance financial literacy - update on
current financial conditions                                X    X    X    X
Executive session with auditors, internal
accounting staff, management committee                      X    X    X    X

III. Audit Committee Responsibilities and Duties
1.  Review charter, publish in proxy                             X
2.  Review annual financial statements
    discuss with management, auditors                            X
3.  Consider internal controls and financial risks               X         X
4.  Review quarterly results and findings                   Y    Y    Y    Y
5.  Recommend appointment of auditors                            X
6.  Approve audit fees                                           X
7.  Discuss auditor independence                                 X
8.  Review auditor plan                                     X    X    X
9.  Discuss year-end results, SAS 61 report                      X
10. Discuss quality of accounting principles                Y    XY   Y    Y
11. Review internal audit plan                              X
12. Review appointment, performance of
    internal audit executive                                     X         X
13. Review significant internal audit reports               Y    Y    Y    Y
14. Review legal matters with counsel                       X    X    X    X
15. Prepare report to shareholders                               X
16. Perform other activities as appropriate                 Y    Y    Y    Y
17. Maintain minutes and report to Board                    X    X    X    X
18. Review Code of Conduct                                  X
19. Perform self-assessment of audit committee
    performance                                             X
20. Review financial personnel succession planning               X
21. Review director and officer expenses and
    related party transactions                                   X

X = Recommended Timing
Y - As needed

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